Exhibit 10.62

AMENDMENT NO 1

dated June 26, 2023

to the

COLLABORATION AGREEMENT

dated July 19, 2021

This amendment no 1 (this “Amendment”) effective as of June 26, 2023 (“Effective Date”) is made by and among:

Proteomedix AG, a diagnostic company having its registered office at Wagistrasse 23, CH-8952 Schlieren, Switzerland (hereinafter referred to as “PMX” or a “Party”)

and

New Horizon Health Limited , whose registered address is Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands (hereinafter referred to as “NHH” or a “Party” and with PMX collectively called the “Parties”).

RECITALS

Whereas, PMX’ mission is to develop and deliver diagnostic tests in order to detect and define the stage of cancer; and

Whereas, PMX has developed Proclarix, an in-vitro diagnostic (“IVD”) test for the detection of high-grade prostate cancer is well experienced in the field of clinical proteomics; and

Whereas, NHH is well experienced in the field of IVD and has developed a proprietary multi-omics technology platform, and

Whereas, by enterering into a collaboration agreement dated July 19, 2021 (“Collaboration Agreement”), the Parties have established a collaboration (the, “Collaboration”) to periodically undertake joint projects (“Collaboration Projects”) in the field of prostate cancer IVD’s during the terms of this Agreement as described in each statement of work entered into by the parties (each, a “SOW”); and

Whereas, the Parties now wish to extend to effective term of the Collaboration Agreement.

Now, therefore, in consideration of the mutual premises hereinafter contained, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

Unless specifically set forth to the contrary in this Amendment, capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Collaboration Agreement.

ARTICLE 2
AMENDMENTS

2.1	Amendment to Article 5.1 (Term). The parties agree to fully replace Article 5.1 (Term) with the following wording:

“5.1 Term. This Agreement shall commence on the Effective Date and shall be effective until July 19, 2024 unless; i) sooner terminated in whole or in part in accordance with this Article 5, or ii) extended by mutual written consent.”

2.2	Statement of Work. The effective term of the SOW dated July 19, 2021 shall be extended until July 19, 2024.

2.3	Other provisions. All other provisions of the Collaboration Agreement shall remain unchanged.

ARTICLE 3

DISPUTE RESOLUTION

7.1	Disputes. The Parties hereto undertake to settle any dispute concerning the validity, interpretation, and/or performance of this Amendment in an amicable manner.

7.2	Applicable Laws — Legal Disputes. This Amendment shall be interpreted, construed and governed by the laws of England and Wales. Any controversies or disputes arising under this Amendment or the related Collaboration Projects will be settled by arbitration in London by the International Chamber of Commerce in accordance with the Rules of Arbitration of the International Chamber of Commerce in force. The language to be used in the arbitral proceedings shall be English.

ARTICLE 4
MISCELLANEOUS

10.1	Miscellaneous provisions. Article 10 of the Collaboration Agreement, including all its sub-articles 10.1-10.6, shall apply to this Amendment mutatis mutandis.

CONFIDENTIAL - 2

IN WITNESS WHEREOF the duly authorized signatories of NHH and PMX have signed this Agreement on the dates specified below:

On behalf of Proteomedis AG:

Signature:	/s/ Ralph Schiess	Signature:	/s/ Christian Brüuhlmann
Place/Date:	Schlieren, June 26, 2023	Place/Date:	Schlieren, June 26, 2023
Name:	Ralph Schiess	Name:	Christian Brühlmann
Title:	CEO	Title:	CBO

On behalf of New Horizon Health Limited :

Signature:	/s/ Yiyou Chen	Signature:
Place/Date:	Hong Kong, July 1, 2023	Place/Date:
Name:	Yiyou Chen	Name:
Title:	CSO	Title:

CONFIDENTIAL - 3